UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2024

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of each class	Trading Symbol(s)	Name Of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Office Properties Income Trust.

Item 1.01	Entry into a Material Definitive Agreement.

Background

On December 11, 2024, in connection with the previously disclosed Exchange Agreement, dated as of November 24, 2024, or the Exchange Agreement, among the Company and certain parties that held certain of the Company’s senior unsecured notes due 2025, or the Existing Notes, the Company (i) issued approximately $445.0 million aggregate principal amount of new 3.250% senior secured notes due 2027, or the New Notes, and related guarantees, pursuant to that certain Indenture, dated as of December 11, 2024, or the Indenture, among the Company, the initial subsidiary guarantors listed on the signature pages thereto, or the Initial Subsidiary Guarantors, and, together with any future subsidiary guarantors, the Subsidiary Guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent; (ii) issued approximately 11.5 million of our common shares of beneficial interest, $.01 par value per share, or our common shares, representing 19.9% of our issued and outstanding common shares as of November 24, 2024, or Exchange Shares; and (iii) paid certain premiums, fees and interest payments to the parties to such Exchange Agreement, as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on November 25, 2024. We refer to such exchange as the Private Placement and the parties to the Exchange Agreement from time to time as the Noteholder Parties.

Pursuant to the Exchange Agreement, the Company exchanged approximately $281.5 million aggregate principal amount of Existing Notes in the Private Placement and issued to certain holders of Existing Notes, or the Backstop Parties, New Notes and Exchange Shares that were not issued in the Private Placement in exchange for cash at a ratio of, for each $1,000: (a) $1,308.82 in principal amount of New Notes and (b) 33.92 Exchange Shares. The Backstop Parties purchased for approximately $58.5 million of cash an aggregate total of approximately $76.5 million in principal amount of New Notes and approximately 2.0 million Exchange Shares from us. Under the terms of the Exchange Agreement, the Company has provided the recipients of the Exchange Shares with certain registration rights in respect of the resale of such Exchange Shares. Pursuant to the Exchange Agreement, we expect to prepare and file a prospectus supplement to our automatic shelf registration statement with the SEC no later than the 10th business day after December 11, 2024.

Indenture for 3.250% Senior Secured Notes due 2027

In connection with the closing contemplated by the Exchange Agreement, the New Notes and related guarantees were issued pursuant to an Indenture which contained terms substantially similar to that certain form indenture attached to the Exchange Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2024.

Interest and maturity. The New Notes will mature on March 15, 2027, and will bear interest at a rate of 3.250% per year, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year.

Guarantees. The New Notes will be jointly, severally and unconditionally guaranteed by the Subsidiary Guarantors. The First Lien Guarantors and Second Lien Guarantors (each as defined below) will guarantee the New Notes on a secured basis.

Security. The New Notes are secured by certain assets of certain of the Initial Subsidiary Guarantors, including a first-priority lien and security interest on 35 fee-owned real properties held by certain of the Initial Subsidiary Guarantors, or the First Lien Guarantors, and a second-priority lien and security interest on 19 separate fee-owned real properties held by certain other Initial Subsidiary Guarantors, or the Second Lien Guarantors.

Optional redemption. At any time, we may redeem at our option on one or more occasions all or a portion of the New Notes, at a redemption price equal to 100% of the principal amount New Notes to be redeemed, plus accrued and unpaid interest on such New Notes.

Mandatory redemption. On each quarterly interest payment date, beginning March 31, 2025, we will be required to redeem a principal amount of New Notes equal to $6,500,000, and on March 1, 2026, we will be required to redeem a principal amount of New Notes equal to $125,000,000, in each case subject to reduction for certain prior redemptions of the New Notes.

Covenants. The Indenture contains covenants that, among other things: (i) limit our and our subsidiaries’ ability to incur additional debt; (ii) limit our and our subsidiaries’ ability to incur liens securing debt on our assets and those of our subsidiaries, other than certain permitted liens; (iii) limit our and the Subsidiary Guarantors’ ability to consolidate or merge, or convey, transfer or lease all or substantially all of our and our subsidiaries’ assets and (iv) limit our and our subsidiaries’ ability to sell, lease, convey, transfer, invest or dispose of their assets. In addition, the Indenture contains a covenant that requires us and our subsidiaries to maintain at all times Total Unencumbered Assets (as defined in the Indenture) of not less than 150% of the aggregate principal amount of the Unsecured Debt (as defined in the Indenture) of our and our subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

Events of default. The Indenture sets forth certain events of default after which the New Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving us and certain of our subsidiaries upon which the New Notes shall automatically become immediately due and payable.

The foregoing is a summary of the material terms of the Indenture and the New Notes and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, each of the Indenture and the form of New Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

As previously disclosed, the issuance of Exchange Shares pursuant to the Exchange Agreement was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended,  or exempt pursuant to Registration S thereunder. The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

In connection with the transactions described in Item 1.01 of this Current Report on Form 8-K, the Company issued a press release on December 11, 2024, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. The information contained in our periodic reports filed with the SEC, including under “Risk Factors,” or incorporated therein, also identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon any forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

No Offer or Solicitation

None of this Current Report on Form 8-K nor the exhibits attached hereto constitutes an offer to sell, or a solicitation of an offer to buy, the New Notes and related guarantees, the Exchange Shares or any other securities, nor shall there be any sale of the New Notes and related guarantees, the Exchange Shares or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The New Notes and related guarantees and Exchange Shares have not been registered under the Securities Act, and may not be offered or sold in the U.S. or to U.S. persons (other than distributors) except in accordance with the provisions of Regulation S or as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. Hedging transactions with respect to the Exchange Shares may not be conducted unless in compliance with the Securities Act and Regulation S.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of December 11, 2024, among Office Properties Income Trust, the subsidiaries listed on the signature pages thereto as guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent.
4.2	Form of New Notes (included in Exhibit 4.1 hereto).
99.1	Press Release, dated December 11, 2024.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated:  December 11, 2024